Exhibit 24.1


                          Consent of Deloitte & Touche

       We consent to the incorporation by reference in this Registration Statement of The Coastal Corporation on Form S-8 relating to The Coastal Corporation Deferred Compensation Plan for Directors and The Coastal Corporation 1997 Directors Stock Plan (i) our report dated February 8, 2000, appearing in the Annual Report on Form 10-K/A of The Coastal Corporation for the year ended December 31, 1999, and (ii) to the reference to us under the heading "Experts" in this Registration Statement.



/S/ DELOITTE & TOUCHE
-------------------------------
DELOITTE & TOUCHE LLP


Houston, Texas
August 24, 2000